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                                   EXHIBIT 23
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                       Consent of Independent Accountants
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of WD-40 Company of our report dated October 4, 1994 appearing on page 4 of the Annual Report to Shareholders which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended August 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Diego, California
April 3, 1995